Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (Nos. 333-97727 and 333-117914) and Form S-8 (Nos. 333-64179, 333-87593, 333-41944, 333-58046, 333-97729, 333-100426, 333-107832, 333-117913, 333-127971 and 333-129072) of eBay Inc. of our report dated November 18, 2005, relating to the consolidated financial statements of Skype Technologies S.A., which appears in the Current Report on Form 8-K/A of eBay Inc. dated November 30, 2005.

PricewaterhouseCoopers S.à r.l.
Réviseur d’entreprises
Luxembourg
November 29, 2005